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                                                                    EXHIBIT 10.9


                            SUPPLEMENTAL SAVINGS PLAN
                            FOR SALARIED EMPLOYEES OF
                             HELMERICH & PAYNE, INC.



         THIS SUPPLEMENTAL SAVINGS PLAN FOR EMPLOYEES OF HELMERICH & PAYNE, INC. is hereby adopted under the following terms and conditions.

                                    ARTICLE I

                            NAME AND PURPOSE OF PLAN

         1.1 Name of Plan. This Plan shall be hereafter known as the SUPPLEMENTAL SAVINGS PLAN FOR EMPLOYEES OF HELMERICH & PAYNE, INC.

         1.2 Purpose. The Plan is established and maintained by Helmerich & Payne, Inc. and certain of its subsidiaries for the purpose, in part, of providing benefits for certain key management salaried employees of the Company or any Subsidiary. This Plan shall be binding on the Company and any Subsidiary whose employees are selected for participation in the Plan. It is intended that this Plan be unfunded for federal income tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974.

                                   ARTICLE II

                                   DEFINITIONS

         2.1 Definitions. Where the following capitalized words and phrases appear in this instrument, they shall have the respective meanings set forth below unless a different context is clearly expressed herein.

                  (a) "Accounts" means the Supplemental Deferrals of Compensation Account and the Supplemental Employer Matching Contribution Account.

                  (b) "Beneficiary" means the person or persons (including, without limitation, the trustees of any testamentary or inter vivos trust) designated from time to time in writing by the Participant to receive payments under the Plan after the death of the Participant, or, in the absence of any such designation, or, in the event that such designated person or persons shall predecease the Participant or shall not be in existence or shall otherwise be unable to receive such payments, the person or persons designated under such Participant's last will and testament, or, in absence of such designation, to his estate. A Beneficiary Designation Form is attached hereto as Exhibit "A."

                  (c) "Board" means the Board of Directors of the Company.

                  (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any regulations relating thereto.


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                  (e) "Committee" means the committee appointed by the Company pursuant to Article VII hereof to administer the Plan.

                  (f) "Company" means Helmerich & Payne, Inc., a corporation, or, to the extent provided in Section 9.6 below, any successor corporation or other entity resulting from a merger or consolidation into or with the Company or a transfer or sale of substantially all of the assets of the Company.

                  (g) "Compensation" means the total regular base wages and salary (prior to reduction for Supplemental Deferrals of Compensation under this Plan) which would be paid to a Participant during a Plan Year and reported by the Employer to the Internal Revenue Service on Form W-2 including (i) bonuses and overtime, (ii) vacation pay, (iii) sick pay, (iv) compensation paid for boat time travelling to drilling rigs, (v) shift differential; and (vi) any amount deferred by a Participant pursuant to Section 401(k) of the Code with respect to an employee benefit plan sponsored by the Employer or Section 125 of the Code with respect to a "cafeteria plan" sponsored by the Employer, but excluding (i) any amount recognized on the exercise of a stock option, upon becoming vested in any stock award or grant or upon the premature disposition of stock acquired under an inactive stock option, (ii) dividends received as compensation under any stock award plan, (iii) relocation allowances, (iv) deferred compensation except in the year included in income and except as provided under this Plan, and (v) all allowances, reimbursements and other extraordinary sums paid for travel, expenses or special payments for extraordinary services, (vi) coverall and uniform allowances, (vii) phantom overrides, (viii) overseas housing allowances, (ix) income attributable to group life insurance over $50,000, (x) disability income paid under the Employer's long term disability plan, (xi) bonuses or payments mandated by foreign laws, (xii) safety awards, (xiii) expatriate foreign service premiums, (xiv) expatriate foreign service allowances, and (xv) other fringe or welfare benefits of the Employer which are includable in the income of the Participant such as executive medical reimbursements, premium payments and tax reimbursement.

                  (h) "Disability" shall mean the inability of any Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. The permanence and degree of such impairment shall be supported by medical evidence. In the event of a dispute, such shall be settled by a majority decision of three physicians, one to be appointed by the Committee, one by the Participant and the third by the two physicians previously appointed.

                  (i) "Early Retirement Date" shall mean the date that a Participant may elect to terminate employment on or after attaining the age of at least 55 years and commence receipt of his benefit.

                  (j) "Employer" means the Company, its parent, or any Subsidiary who is the employer of the Participant.

                  (k) "Investment Guidelines" means any of those investment options which are described in Section 5.2 hereof.


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                  (l) "Limitations on Benefits" means the limitations imposed by
Sections 401(k), 401(m), 402(g), 401(a) s(17) and 415 of the Code on the accrual of benefits under the Qualified Plan.

                  (m) "Normal Retirement Date" shall mean the date on which a Participant attains the age of 65 years.

                  (n) "Participant" means a key management salaried employee of the Company, its parent or any Subsidiary who (i) is a participant under the Qualified Plan (or any successor or replacement retirement plan qualified under Section 401(a) and 501(a) of the Code) and to whom or with respect to whom a benefit is payable under the Qualified Plan, and (ii) has been selected by the Committee to participate in the Plan. The initial participants are listed on Exhibit "B" attached hereto.

                  (o) "Plan" means this "Supplemental Savings Plan for Salaried Employees of Helmerich & Payne, Inc."


                  (p) "Plan Year" means the annual period commencing January 1 through December 31.

                  (q) "Qualified Plan" means the "Helmerich & Payne, Inc. Employees' 401(k)/Thrift Plan" amended and restated effective January 1, 1987, and each predecessor, successor or replacement employees retirement plan qualified under Section 401(a) and 501(a) of the Code.

                  (r) "Qualified Plan Employer Matching Contribution" means the total of all matching contributions made by the Employer for the benefit of a Participant under and in accordance with the terms of the Qualified Plan in any Plan Year.

                  (s) "Qualified Plan Employee Section 401(k) Contributions" means the Section 401(k) Contributions deferred from the Participant's Compensation as made by the Employer for the benefit of a Participant under and in accordance with the terms of the Qualified Plan in any Plan Year.

                  (t) "Qualified Plan Employee Section 401(k) Contribution Account" means the account established for a Participant under the Qualified Plan and known as the Employee Section 401(k) Contribution Account.

                  (u) "Qualified Plan Employer Matching Contribution Account" means the account established for a Participant under the Qualified Plan and known as the Employer Matching Contribution Account.

                  (v) "Salary Reduction Agreement" means the written salary reduction agreement entered into by a Participant with the Employer pursuant to the Qualified Plan.

                  (w) "Subsidiary" means any corporation with 80% or more of its voting common stock being owned by the Company.


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                  (x) "Supplemental Deferrals of Compensation" means the amount of the salary reduction credit made by the Employer to the Participant's Supplemental Deferrals of Compensation Account under and in accordance with the terms of this Plan in any Plan Year.

                  (y) "Supplemental Deferrals of Compensation Account" means the bookkeeping account maintained by the Employer under the Plan for a Participant that is credited with amounts contributed under Section 4.1 of the Plan.

                  (z) "Supplemental Employer Matching Contribution" means the amount of the matching credit made by the Employer to the Participant's Supplemental Employer Matching Contribution Account under and in accordance with the terms of the Plan in any Plan Year.

                  (aa) "Supplemental Employer Matching Contribution Account" means the bookkeeping account maintained by the Employer under the Plan for a Participant that is credited with amounts contributed under Section 4.3 of the Plan.

                  (bb) "Supplemental Salary Reduction Agreement" means the written salary reduction agreement entered into by a Participant and the Company pursuant to this Plan. A form of Supplemental Salary Reduction Agreement is attached as Exhibit "B."

                  (cc) "Trust" means the Helmerich & Payne, Inc. Supplemental Benefits Trust which has been established and may be used by the Company, its parent or any Subsidiary as the device for assisting the Company, its parent or any Subsidiary in meeting their respective obligations under the Plan. The Trust will hold Supplemental Deferrals of Compensation and Supplemental Employer Matching Contributions and earnings on such amounts. The Trust and any assets held by the Trust will conform to the terms of the model trust as described in Revenue Procedure 92-64, as modified by the Internal Revenue Service.

                  (dd) "Trustee" or "Trustees" means the entity who has been designated by the Company to serve as Trustee of the Trust.

         2.2 Construction. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender, unless the context clearly indicates to the contrary. Any word appearing herein in the plural shall include the singular, where appropriate, and likewise the singular shall include the plural, unless the context clearly indicates to the contrary.

                                   ARTICLE III

                                   ELIGIBILITY

         A Participant who (i) is eligible to receive a Qualified Plan Employee
Section 401(k) Contribution and Qualified Plan Employer Matching Contribution, but the amount of such benefits are reduced by reason of the application of the Limitations on Benefits, as in effect on the date of commencement of the Qualified Plan Employee Section 401(k) Contributions and Qualified Plan Employer Matching Contributions, or as in effect at any time thereafter, shall be eligible to participate in the Plan and (ii) is among a group of key management employees and who are included in a classification to coverage under this Plan has been extended. A Participant shall only be able to participate in the Plan for any Plan Year with respect to Supplemental


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Deferrals of Compensation and Supplemental Employer Matching Contributions only if such Participant has made the maximum elective deferrals under Section 402(g) of the Code or the maximum elective contributions permitted under the terms of the Qualified Plan determined as of the first day of the applicable Plan Year.

                                   ARTICLE IV

                           SUPPLEMENTAL CONTRIBUTIONS

         4.1 Supplemental Deferrals of Compensation. The Supplemental Deferrals of Compensation to be made by the Employer under this Plan for the benefit of a Participant for any Plan Year shall be in an amount equal to the difference between (a) "minus" (b) below where:

                  (a) is the Qualified Plan Employee Section 401(k) Contributions which would have been allocated to the Qualified Plan Employee
Section 401(k) Contribution Account of the Participant for the Plan Year, as determined by the Salary Reduction Agreement between the Participant and the Company in effect for such Plan Year pursuant to the terms of the Qualified Plan based on the assumption that the Participant elected to defer 15% of Compensation (or a lesser percentage which has been designated by the Participant under the Supplemental Salary Reduction Agreement) into the Qualified Plan Employee Section 401(k) Contribution Account, without giving effect to the Limitations on Benefits applicable to the Qualified Plan; and

                  (b) is the amount of the Qualified Plan Employee Section 401(k) Contributions actually elected by the Participant to the Qualified Plan Employee Section 401(k) Contribution Account of the Participant for the Plan Year determined as of the first day of the plan year applicable to the Qualified Plan.

         Provided, in order to be eligible to make Supplemental Deferrals of Compensation into this Plan for any Plan Year, the Participant must have elected to make the maximum Qualified Plan Employee Section 401(k) Contributions to the Qualified Plan as provided under either Sections 401(k)(3) or 402(g) of the Code, or as otherwise limited by the terms of the Qualified Plan. Provided further, the calculation of whether the Participant has made the required maximum contribution to the Qualified Plan will be made as of the beginning of the applicable Plan Year to which such Supplemental Deferrals of Compensation shall be applicable, and once such determination has been made for such Plan Year, then, the Participant may make Supplemental Deferrals of Compensation into this Plan. Provided further, in no event will any Qualified Plan Employee
Section 401(k) Contributions or any Qualified Plan Employer Matching Contributions attributable to any Participant be deferred or contributed into this Plan or the Trust from the Qualified Plan.

         4.2 Supplemental Salary Reduction Agreement. As a condition to the Company's obligation to make Supplemental Deferrals of Compensation for the benefit of a Participant pursuant to Section 4.1 above, the Participant must execute a Supplemental Salary Reduction Agreement in the form attached hereto as Exhibit "C." The Supplemental Salary Reduction Agreement for any Plan Year shall be made before the beginning of that Plan Year and shall remain in full force and effect for subsequent Plan Years unless revoked by a Participant by written instrument delivered to the Company prior to the beginning of the Plan Year in which


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such revocation is to be effective. Provided, for the Plan Year commencing
January 1, 1993, this election may be made prior to December 1, 1993 and such election shall be effective as of December 1, 1993 with respect to Supplemental Deferrals of Compensation and Supplemental Employer Matching Contributions made after December 1, 1993 through December 31, 1993 but based on compensation paid during calendar year 1993. Also, the Participant may elect to terminate Supplemental Deferrals of Compensation at any time during the Plan Year, and if such election is made, the Participant may not reenter the Plan until the beginning of the next Plan Year.

         4.3 Supplemental Employer Matching Contributions. The Supplemental Employer Matching Contribution to be made by the Company or any Subsidiary for the benefit of a Participant for any Plan Year shall be in an amount equal to the difference between (a) "minus" (b) below where:

                  (a) is the Qualified Plan Employer Matching Contribution which would have been allocated to the Qualified Plan Employer Matching Contribution Account of the Participant for the Plan Year based on the assumption that the Participant elected to defer 5% of Compensation into the Qualified Plan Employee
Section 401(k) Contribution Account without giving effect to any reduction in the Qualified Plan Employer Matching Contribution required by the Limitations on Benefits applicable to the Qualified Plan; and

                  (b) is the amount of the Qualified Plan Employer Matching Contribution which would be actually allocated to the Qualified Plan Employer Matching Contribution Account of the Participant for the Plan Year.

         4.4 Source of Contributions. For the purpose of this Plan, all Supplemental Deferrals of Compensation will be a reduction of the Participant's Compensation prior to the time such amounts would otherwise be actually deferred into the Qualified Plan as an Employee Section 401(k) Contribution; and, all Supplemental Employer Matching Contributions will be made by the Employer without application of any amounts otherwise contributed by the Employer to the Qualified Plan.

         4.5 Establishment of Accounts. Supplemental Deferrals of Compensation made for the benefit of a Participant for any Plan Year shall be credited to a Supplemental Employee Contribution Account maintained under the Plan in the name of such Participant within 30 days after the last day of such Plan Year. Supplemental Employer Matching Contributions made for the benefit of a Participant for any Plan Year shall be credited to a Supplemental Employer Matching Contribution Account maintained under the Plan in the name of such Participant at regular intervals during the Plan Year but no later than 30 days after the last day of such Plan Year.

         4.6 Form of Benefit. The Supplemental Retirement Benefit payable to a Participant shall be paid in the form of a single lump sum payment. The Participant's election under the Qualified Plan of any optional form of payment of his Qualified Plan Retirement Benefit shall in no manner whatsoever be applicable to or effect the payment of his Supplemental Retirement Benefit under this Plan.


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


         4.7 Commencement of Benefit. Payment of the Supplemental Retirement Benefit to a Participant shall commence on the same date as payment of the Qualified Plan Retirement Benefit to the Participant commences but in no event will payment commence later than 30 days following the Participant's termination of employment or date of death, as the case may be.

         4.8 Cost of Benefits. The cost of all benefits under this Plan shall be paid by the Company; however, the Company may require reimbursement for the cost of such benefits from either its parent or any Subsidiary whose employees have been selected to participate in this Plan.

                                    ARTICLE V

                    INVESTMENT OF SUPPLEMENTAL CONTRIBUTIONS

         5.1 Form of Investment. All amounts equal to Supplemental Deferrals of Compensation and Supplemental Employer Matching Contributions will be held by the Trustee of the Trust to be administered in accordance with the terms and provisions of the Trust. Amounts equivalent to Supplemental Deferrals of Compensation will be contributed to the Trust within a reasonable period of time following the deferral of such amounts by the Participant. Amounts equivalent to Supplemental Employer Matching Contributions will be contributed at such time as the Company elects but in no event will such amount be contributed later than 30 days following the end of the Plan Year. Amounts contributed to the Trust shall be invested in accordance with the terms of the Trust; provided, however, in no event shall the assets held in the Trust be invested in any securities issued by the Company, its Subsidiaries or its parent. The Trustee will establish an Account for each Participant which will be used only for recordkeeping purposes, and no Participant shall have any ownership or other rights in such Accounts. The Participants may elect to request the manner of deemed investment of their Plan Accounts represented by Supplemental Deferrals of Compensation (but not Supplemental Employer Matching Contributions) pursuant to such Investment Guidelines as are provided by the Company as provided in Section 5.2 below. The Company will establish methods for accounting for gains and losses with respect to the Accounts in the Trust on a uniform and nondiscriminatory basis. Supplemental Employer Matching Contributions will be credited to the Participant's Supplemental Employer Matching Contribution Account.

         5.2 Investment Guidelines. From time to time during the Plan Year the Company will provide "investment guidelines" ("Investment Guidelines") to each Participant and the Company will request each Participant to provide each such Participant's request as to the manner in which each Participant's Supplemental Deferrals of Compensation Account may be deemed to be invested during the following Plan Year. After receipt of each Participants' request as to the appropriate Investment Guidelines, the Company will develop an investment policy (the "Policy") which may or may not be based on such Investment Guidelines, and the Company will forward this Policy to the Trustee of the Trust who has the responsibility to make all investment decisions with regard to the Trust assets in accordance with the terms of the Policy.


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                                   ARTICLE VI

                                  DISTRIBUTIONS

         6.1 Time and Form of Distributions. Except as provided under Section
6.3 below, all amounts credited to a Participant's Supplemental Employee Contribution Account and Supplemental Employer Matching Contribution Account, including gains and losses credited in accordance with Section 5.1 of the Plan shall be distributed to or with respect to a Participant only upon termination of the Participant's employment with the Employer for any reason including death. All amounts distributable under the Plan shall be distributed in a single lump sum payment within 30 days following the Participant's termination of employment. Distributions may be made in cash or in kind, in the Company's sole discretion.

         6.2 Death of Participant. If a Participant should die before distribution of the full amount of Supplemental Employee Contribution Account and Supplemental Employer Matching Contribution Account has been made to him, any remaining amounts shall be distributed to his Beneficiary.

         6.3 Beneficiary Designation. The Company will provide a Beneficiary Designation Form on which the Participant shall designate to whom payments should be made in the event of his death. If there is no surviving Beneficiary, then, the Company may make payment to the Participant's estate, his surviving spouse or his surviving children as determined by the Company.

         6.4      Termination of Employment - Vesting of Accounts.

                  (a) General. Unless sooner vested under this Plan, when a Participant ceases to be an Employee, his benefit represented by Supplemental Employer Matching Contribution Accounts shall be determined in accordance with the following Subsection.

                  (b) Vesting. A Participant shall have vested and nonforfeitable rights in all or part of his benefit represented by his Supplemental Employer Matching Contribution Account, as set forth by the percentages in the applicable table hereafter set forth:

Years of                            Percent of Supplemental Employer
Credited Service                    Matching Contribution Account Vested
----------------                    -------------------------------------
Less than:     3                                      0%
At least:      3                                     20%
               4                                     40%
               5                                     60%
               6                                     80%
               7                                    100%

         With respect to a Participant who has any unvested portion of his Supplemental Employer Matching Contribution Account, such Account shall be forfeited and be returned to the Company.


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                                   ARTICLE VII

                           ADMINISTRATION OF THE PLAN

         7.1 Administration by the Company. The Company shall be responsible for the general operation and administration of the Plan and for carrying out the provisions thereof.

         7.2 Allocation of Responsibility to the Committee for Plan Administration. The Committee shall have only those specific powers, duties, responsibilities and obligations as are specifically given them under the Plan or the Trust. In general, the Company shall have the sole responsibility for appointing and removing Committee members, as provided in Section 7.3 herein. The Committee shall have the sole responsibility for the administration of this Plan, which responsibility is specifically described in this Plan.

         7.3 Appointment of Committee. The Plan shall be administered by a Human Resources Committee consisting of at least three members of the Board who shall be appointed by and serve at the pleasure of the Board. No member of the Human Resources Committee shall be eligible to participate in the Plan.

         7.4 Rules and Decisions. The Committee may adopt such rules as it deems necessary, desirable, or appropriate to administer the Plan.

         7.5 Authorization of Benefit Payments". The Committee shall issue directions to the Trustees concerning all Benefits which are to be paid from the Plan.

                                  ARTICLE VIII

                            AMENDMENT OR TERMINATION

         8.1 Amendment or Termination. The Company intends the Plan to be permanent but reserves the right to amend or terminate the Plan when, in the sole opinion of the Company, such amendment or termination is advisable. Any such amendment or termination shall be made pursuant to a resolution of the Board and shall be effective as of the date of such resolution.

         8.2 Effect of Amendment or Termination No amendment to or termination of the Plan shall directly or indirectly deprive any current or former Participant of all or any portion of any Supplemental Deferrals of Compensation or Supplemental Employer Matching Contribution payment of which has accrued prior to the effective date of such amendment or termination or which would be payable if the Participant terminated employment for any reason, including death, on such effective date of amendment or termination. Further in the event of the termination of this Plan by the Company, each Participant shall be 100% vested and nonforfeitable in all of his benefit accrued as of such date of termination.


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                                   ARTICLE IX

                               GENERAL PROVISIONS

         9.1 Funding. The Plan at all times shall be entirely unfunded and no provision shall at any time be made with respect to segregating any assets of the Employer for payment of any benefits hereunder. No Participant or any other person shall have any interest in any particular assets of the Company by reason of the right to receive a benefit under the Plan and any such Participant or other person shall have only the rights of a general unsecured creditor of the Employer with respect to any rights under the Plan. No right or benefit under this Plan shall in any manner be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of any Participant or Beneficiary, and any attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities, or torts of the person entitled to such benefit. If any Participant under this Plan should become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge any right to a benefit hereunder or under the Plan, then such right or benefit shall, in the discretion of the Employer, cease and determine, and, in such event, the Employer may hold or apply the same or any part thereof for the benefit of such Participant, his or her spouse, children, or other dependents, or any of them, in such manner and in such portion as the Employer, in its sole and absolute discretion, may deem proper.

         9.2 No Guaranty of Benefits. Nothing contained in the Plan shall constitute a guaranty by the Employer or any other entity or person that the assets of the Employer will be sufficient to pay any benefit hereunder.

         9.3 No Enlargement of Employee Rights. No Participant shall have any right to a benefit under the Plan except in accordance with the terms of the Plan. The establishment of the Plan shall not be construed to give any Participant the right to be retained in the employment service of the Employer.

         9.4 Spendthrift Provision. No action under this Plan by the Employer or its Board shall be construed as creating a trust, escrow or other secured or segregated fund in favor of the Participant or any other persons otherwise entitled to his Supplemental Employee Contribution Account or Supplemental Employer Matching Contribution Account which is not otherwise subject to the claims of unsecured creditors of the Company. The Plan constitutes a mere promise by the Company to make benefit payments in the future. The status of the Participant with respect to any liabilities assumed by the Employer hereunder shall be solely those of unsecured creditors of the Employer and its Subsidiaries who employ such Participant. Any asset acquired or held by the Employer in connection with liabilities assumed by it hereunder, shall not be deemed to be held under any trust (other than the Helmerich & Payne, Inc. Supplemental Benefits Trust), escrow or other secured or segregated fund for the benefit of the Participant or to be security for the performance of the obligations of the Employer, but shall be, and remain a general, unpledged, unrestricted asset of the Employer at all times subject to the claims of general creditors of the Employer. The Company has created the Trust which relates to the Plan. The assets in the Trust will at all times be subject to the unsecured creditors of the Company.


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         9.5 Incapacity of Recipient. If any person entitled to a benefit payment under the Plan is deemed by the Company to be incapable of personally receiving and giving a valid receipt for such payment, then, unless and until claim therefor shall have been made by a duly appointed guardian or other legal representative of such person, the Company may provide for such payment or any part thereof to be made to any other person or institution then contributing toward or providing for the care and maintenance of such person. Any such payment shall be a payment for the account of such person and a complete discharge of any liability of the Company and the Plan therefor.

         9.6 Corporate Successors. The Plan shall not be automatically terminated by a transfer or sale of assets of the Company or by the merger or consolidation of the Company into or with any other corporation or other entity, but the Plan shall be continued after such sale, merger or consolidation only if and to the extent that the transferee, purchaser or successor entity agrees to continue the Plan. In the event that the Plan is not continued by the transferee, purchaser or successor entity, then the Plan shall terminate subject to the provisions of Section 8.2.

         9.7 Unclaimed Benefit. Each Participant shall keep the Company informed of his current address and the current address of his Beneficiary. The Company shall not be obligated to search for the whereabouts of any person. If the location of a Participant is not made known to the Company within three years after the date on which payment of the Participant's Supplemental Employee Contribution Account and Supplemental Employer Matching Contribution Account may first be made, payment may be made as though the Participant had died at the end of the three-year period. If, within one additional year after such three-year period has elapsed, or, within three years after the actual death of a Participant, the Company is unable to locate any designated Beneficiary of the Participant, then, the Company shall have no further obligation to pay any benefit hereunder to such Participant or designated Beneficiary or any other person and such benefit shall be irrevocably forfeited.

         9.8 Limitations on Liability. Notwithstanding any of the preceding provisions of the Plan, neither the Employer nor any individual acting as an employee or agent of the Employer shall be liable to any Participant, former Participant, or any other person for any claim, loss, liability or expense incurred in connection with the Plan unless such claim, loss, liability or expense is due to the gross negligence or willful misconduct of the Employer.

         9.9 Withholding and Other Employment Taxes. The Employer shall comply with all federal and state laws and regulations respecting the withholding, deposit and payment of any income or other taxes relating to any payments made under this Plan.

         9.10     Claims Procedure.

                  (a) The Company shall make all determinations as to the right of any person to benefits under this Plan. If any request for benefits is wholly or partially denied, the Company shall notify the person requesting such benefits, in writing, of such denial, including in such notification the following information:

                           (i) the specific reason or reasons for such denial;


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

                           (ii) the specific references to the pertinent Plan provisions upon which the denial is based;

                           (iii) a description of any additional material and information which may be needed to clarify the request, including an explanation of why such information is required; and

                           (iv) an explanation of the Plan's review procedure with respect to denial of such benefits.

Provided, that any such notice to be delivered to any Participant or beneficiary must be personally delivered to such Participant by obtaining a signed receipt therefor or must be mailed by certified or registered mail to such Participant.

                  (b) Any Participant or beneficiary, whose claim has been denied, may appeal to the Company for review of such denial by making a written request therefor within 60 days after receipt of the notification of such denial. Such Participant or beneficiary may examine documents pertinent to the review and may submit to the Company written issues and comments. Within 60 days after receipt of the request for review, the Company shall communicate to the claimant, in writing, its decision, and the communication shall set forth the reason for the decision and specific reference to those Plan provisions upon which the decision is based.

         9.11 Applicable Law. The Plan shall be construed and administered under the laws of the State of Oklahoma.

         9.12 Binding Effect. To the extent provided in this Plan, the Plan shall be binding upon the Company and its successors and assigns.

         9.13 Effective Date. The effective date of this Plan shall be November 1, 1993.

                                         HELMERICH & PAYNE, INC., a Delaware
                                         corporation

ATTEST:
        Steven R. Mackey                 By       Hans C. Helmerich
---------------------------------          ------------------------------------
                        Secretary                                     President
[SEAL]

                                   EXHIBIT "A"
                                       TO
                            SUPPLEMENTAL SAVINGS PLAN
                                FOR EMPLOYEES OF
                             HELMERICH & PAYNE, INC.


1.       Hans C. Helmerich
2.       Allen S. Braumiller
3.       George S. Dotson
4.       Douglas E. Fears
5.       Jerome T. Johnson
6.       Steven R. Mackey
7.       Merrill A. Miller, Jr.
8.       James L. Payne
9.       Steven Shaw
10.      Todd F. Sprague
11.      Clint K. Whisenhunt

                                   EXHIBIT "B"
                                       TO
                          SUPPLEMENTAL SAVINGS PLAN FOR
                  SALARIED EMPLOYEES OF HELMERICH & PAYNE, INC.
                          BENEFICIARY DESIGNATION FORM



         The undersigned Participant hereby designates the following primary and contingent beneficiaries to receive all benefits payable to him under the Supplemental Savings Plan for Salaried Employees of Helmerich & Payne, Inc. (the "Plan") in the event of his death:

                                     Primary
                                     -------

Name                                 Address                       Relationship
----                                 -------                       ------------



                                   Contingent
                                   ----------

Name                                 Address                       Relationship
----                                 -------                       ------------



         The undersigned Participant understands that during his lifetime, he shall have the right at any time to select and change selection of the beneficiary or beneficiaries by delivering to Helmerich & Payne, Inc. a request for a change of beneficiaries. Upon receipt and acceptance by the Company, all previous beneficiary designations shall be null and void.


                                                     ---------------------------
                                                         Participant's Signature

                                                  Date:
                                                       -------------------------

ACCEPTED THIS ______ DAY OF _________________, 19__ BY ______________________ ON
BEHALF OF HELMERICH & PAYNE, INC.

                                                     HELMERICH & PAYNE, INC., a
                                                     Delaware corporation

ATTEST:
                                         By
---------------------------------          ------------------------------------
                        Secretary                                     President

                                   EXHIBIT "C"
                                       TO
                            SUPPLEMENTAL SAVINGS PLAN
                            FOR SALARIES EMPLOYEES OF
                             HELMERICH & PAYNE, INC.



                     SUPPLEMENTAL SALARY REDUCTION AGREEMENT



         As a condition to receiving Supplemental Deferrals of Compensation under the Supplemental Savings Plan for Salaried Employees of Helmerich & Payne, Inc., I hereby agree that:

         1. The Compensation otherwise payable to me by the Employer for the period commencing _________________, 19__ and ending ________________, 19__, shall be reduced by an amount of Supplemental Deferrals of Compensation determined by electing one of the following:

         __       15% of Compensation

         __       ________ (Enter 1% - 14%) of Compensation

         2. I have received a copy of the Plan and agree to be bound by the terms and provisions thereof.

Dated:
       --------------------

                                                 ------------------------------
                                                                    Participant


                                                          "PARTICIPANT"


Dated:                                           HELMERICH & PAYNE, INC., a
       --------------------                      Delaware corporation

                                                 By:
                                                    ---------------------------
                                                                      President

                                                             "COMPANY"